Exhibit 10.21

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is entered into as of this 3rd day of July, 2006, effective as of February 15, 2006, by and between MSC – Medical Services Company (“Company”) and Joseph P. Delaney (“Executive”).

Recitals

The Company and the Executive are parties to that certain Employment Agreement dated as of October     , 2004 (the “Agreement”). The parties desire to amend certain of the provisions in the Agreement on the terms and conditions set forth herein.

Agreement

IN WITNESS WHEREOF, for and in consideration of the foregoing and the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The “Recitals” of the Agreement are amended by replacing the reference to MSC Acquisition, Inc. with MCP-MSC Acquisition, Inc.

2. Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“3. Duties. Executive shall serve as and have the title of President and Chief Executive Officer and shall have such duties as assigned by the Board of Directors of the Company from time to time. Executive agrees to devote his full business time, energy, skills and best efforts to such employment while so employed. Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs so long as, in the reasonable determination of the Board, such activities do not interfere with his duties and responsibilities hereunder or from serving, subject to the prior approval of the Board, as a member of the board of directors or as a trustee of any other corporation, association or entity.”

3. Section 4(a) of the Agreement is hereby deleted and replaced in its entirety with the following

“(a) Base Compensation. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of $300,000 per year, in equal installments no less frequently than monthly (the “Base Compensation”). The Base Compensation specified in this Section 4 may be changed, from time to time, by mutual agreement of the Board and Executive.”

4. Section 4(b) of the Agreement is hereby deleted and replaced in its entirety with the following

“(b) Annual Bonus Compensation. The Executive shall be entitled to an annual bonus based on the realization of mutually determined financial and performance goals of the Company. The target for such bonus will initially equal up to a maximum of $150,000, which such target shall be tied to the realization of mutually determined financial and performance goals of the Company, with up to an additional $90,000 bonus available, in the sole discretion of the Company, in the event that the performance of the Company exceeds such goals.”

5 Sections 4(c) and 4(d) of the Agreement are hereby deleted in their entirety.

6. Section 5 of the Agreement is hereby amended by adding the following sentence at the end of such section:

“In addition, Executive shall be entitled to receive an additional grant of options to purchase 1,639,208 shares of common stock of the Parent pursuant to a separate non-statutory stock option agreement, on the terms and subject to the conditions set forth in such option agreement.”

7. Section 14 of the Agreement is hereby deleted and replaced in its entirety with the following

“14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and shall be effective when received if sent, postage-prepaid, by certified or registered mail, return receipt requested, or by overnight delivery service against receipt, to the addresses below or to such other address as either party shall designate by written notice to the other:

If to Executive, to the address set forth below his name on the signature page hereto.

If to the Company:

MSC-Medical Services Company

11764-1 Marco Beach Drive

Jacksonville, Florida 32224

Attention: General Counsel

With copy to:

Monitor Clipper Partners, LLC

Two Canal Park, 4th Floor

Cambridge, MA 02141

Attn: Peter Laino”

8. This Amendment may be executed in multiple counterparts (including by means of telecopied signatures), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute on and the same instrument.

9. All matters relating to the interpretation, construction, validity and enforcement of this Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rules (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Florida.

10. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MSC – MEDICAL SERVICES COMPANY

By:	/s/ Gary S. Jensen
Name:	Gary S. Jensen
Title:	CFO

EXECUTIVE

/s/ Joseph P. Delaney
Joseph P. Delaney

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